PNCCPAs
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        Consent of Independent Certified Public Accountant



We have previously issued our report dated May 27, 1998 on the consolidated financial statements of Aqua Clara Bottling & Distribution, Inc. and Subsidiary. Our report covered the financial position of Aqua Clara Bottling and Distribution, Inc. and Subsidiary as of April 4, 1998 and the results of its operations and its cash flows for the year ended April 4, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission by the Registrant.


/s/Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
January 24, 2001


11040\wp\consent ltr jan 00












     Pender Newkirk & Company * Certified Public Accountants
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   100 South Ashley Drive * Suite 1650 * Tampa, Florida 33602 *
  (813) 229-2321 * Fax (813) 229-2359 * Web Site: www.pnccpa.com
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         Member of Private Companies Practice Section and
     SEC Practice Section of American Institute of Certified
                        Public Accountants